UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2007

SYNOVA HEALTHCARE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-51492	91-1951171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 N. Providence Road, Suite 6010, Media, Pennsylvania 19063

(Address of principal executive offices) (Zip Code)

(610) 565-7080

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 19, 2007, Synova Healthcare Group, Inc. commenced the private placement of 6.5% Senior Convertible Promissory Notes, Series B, due September 19, 2012 (the “Notes”), and Common Stock Purchase Warrants (“Warrants”) to purchase shares of our common stock, par value $0.001 per share. The Warrants were only issued to purchasers of the Notes and each Warrant entitles the holder thereof to purchase the number of shares of common stock equal to approximately 180% of the shares underlying such holder’s Notes on the original issue date. The Private Placement may be completed in multiple tranches until $5,000,000 in aggregate notional amount of Notes have been issued. The Notes are immediately convertible at any time and from time to time, subject to certain exceptions, into shares of our common stock at an initial conversion price of $1.00 per share. The Warrants expire five years from the date of issuance and may be exercised at any time and from time to time, subject to certain exceptions, at an initial exercise price of $1.00 per share.

In the first sale of Notes and Warrants in the Private Placement on September 19, 2007, we issued Notes denominated in U.S. dollars in the aggregate amount of $1.38 million, Notes denominated in Euros in the aggregate amount of €1.39 million (which is equivalent to approximately $1,914,030) and Warrants to purchase up to 5,929,254 shares of our common stock. The Notes and Warrants were sold in transactions exempt under the Securities Act of 1933 to investors who were “accredited investors” or investors who were not “U.S. Persons” as each such term is defined in rules under the Securities Act.

The following is a description of the material agreements we entered into in connection with this Private Placement:

Securities Purchase Agreement

On September 19, 2007, we and each of the initial purchasers entered into the Securities Purchase Agreement (the “Purchase Agreement”), which provides for the sale and purchase of the Notes and Warrants. Pursuant to the terms of the Purchase Agreement, we have agreed to indemnify the purchasers for certain liabilities and losses arising under the Purchase Agreement or the other transaction documents related to the offering.

Without the consent of the purchasers, until the Notes either have been repaid or converted in full, we and each of our subsidiaries, as applicable, may not:

•	subject to certain exceptions, incur any additional indebtedness senior in right of payment to the Notes;

•	subject to certain exceptions, create any additional lien, encumbrance, right of first refusal, preemptive right or other restriction or impairment upon any of our properties;

•

agree with any person (other than the purchasers) to grant any such additional lien on any of our assets or to permit the pledge of any of our equity interests except as described in the Purchase Agreement;

•	subject to certain exceptions, permit any amendment to our articles of incorporation so as to adversely affect the rights or privileges granted under the Notes;

•	declare, pay or make any provision for any cash dividend or distribution with respect to common stock; and

•	redeem any common stock or common stock equivalents.

We are bound by these restrictions unless we obtain a written waiver from one or more purchasers holding more than 70% of the aggregate principal amount of all Notes then outstanding.

6.5% Senior Convertible Promissory Note

On September 19, 2007, we issued Notes in the principal amount of $1.38 million and €1.39 million (equivalent to approximately $1.91 million as of such date). The Notes mature on September 19, 2012 or such earlier date as the Notes may be required to be repaid pursuant to the terms of the Notes. The Notes we issued bear interest at a rate of 6.5% per year, payable quarterly in arrears on each December 19, March 19, June 19 and September 19 beginning on December 19, 2007. During the continuance of an event of default, the interest rate increases to 9.5% per year. In lieu of paying interest in cash, we may, at our option, on each interest payment date, pay accrued interest on the Notes in kind by increasing the unpaid principal amount of the Notes. Such interest will thereafter accrue on a quarterly compounded basis.

The holders of the Notes have agreed that all amounts outstanding under the Notes are subordinated in right of payment to our 6.5% Senior Convertible Promissory Notes due January 12, 2012 in the original aggregate principal amount of $15,000,000 (the “Existing Notes”). Except in limited circumstances permitted by the Notes, we will not, directly or indirectly, incur any indebtedness of any kind that is senior or pari passu in any respect to our obligations under the Notes.

The amounts of principal and any accrued interest under the Notes are immediately convertible at any time and from time to time at the option of the holder into shares of common stock, at the initial rate of $1.00, subject to adjustment for certain corporate transactions. For purposes of determining the number of shares of common stock into which a Euro-denominated Note may be converted, we must first convert the principal amount of Euros into U.S. dollars. The number of shares of common stock that may be acquired by a holder of a Note upon conversion of the Notes will be limited to the extent necessary to ensure that, following such conversion, the total number of shares of common stock then beneficially owned by such holder does not exceed 4.99% of the total number of issued and outstanding shares of common stock, including for such purpose the shares of common stock issuable upon such conversion.

The holders of the Notes may require us to redeem the Notes:

•	for at least 102% of the stated principal amount, plus accrued but unpaid interest, upon an event of default; and

•	for at least 125% of such stated principal amount, plus accrued but unpaid interest, in the event of a change in control, as defined in the Notes.

An event of default under the Notes will occur upon:

•	a default on the payment on the Notes;

•	a failure to pay or the acceleration of currently existing monetary obligations;

•	defaults in the transaction documents related to the Private Placement;

•	a failure of such transaction documents to be in full force and effect;

•	our disavowment of our obligations under such transaction documents;

•	the creation of a lien on our property not in accordance with the Purchase Agreement;

•	the existence of a judgment lien in excess of $250,000;

•	a failure to deliver a stock certificate representing shares underlying the Notes within a specified time period;

•	a suspension of the conversion rights of the holders of the Notes;

•	an inaccuracy of our representations and warranties on the date of issuance of the Notes;

•	certain events involving our insolvency or bankruptcy; and

•	a failure of our common stock to be listed or quoted, or suspension from trading on an eligible market for a minimum of three trading days.

If at any time following the three year anniversary of the original issue date: (i) the volume weighted average price of common stock for 20 trading days during any 30 consecutive trading day period is greater than 175% of the conversion price, and (ii) the average daily trading volume for common stock for the 30 trading day period referenced above is at least 40,000 shares, then, subject to the conditions set forth in the Notes, we may, in our sole discretion, elect to prepay the Notes, in whole or in part, by paying 102% of the then outstanding principal amount of such Notes, plus all accrued but unpaid interest thereupon, on the fifth trading day after our prepayment notice is received by the Purchaser. We may not deliver more than one prepayment notice in any 90 calendar day period.

Common Stock Purchase Warrants

Each Warrant: (i) permits the holder thereof to purchase up to approximately 180% of the number of shares of common stock into which the Note may be converted at an exercise price of $1.00 per share, subject to adjustments for stock splits, dividends, recapitalizations, similar corporate transactions and fundamental transactions; (ii) permits the holder thereof to exercise the Warrant on a “cashless” basis beginning one year after the date of such Warrant; and (iii) will expire on September 19, 2012.

The number of shares of common stock that may be acquired by a holder of a Warrant upon any exercise thereof will be limited to the extent necessary to insure that, following such exercise or other issuance, the total number of shares of common stock then beneficially owned by such holder does not exceed 4.99% of the total number of issued and outstanding shares of common stock, including for such purpose the shares of common stock issuable upon such exercise.

Consents and Waivers

Because the transactions contemplated by the Private Placement would have conflicted with a number of provisions and terms of the transaction documents related to our private placement of the Existing Notes and related warrants (the “January 2007 Private Placement”), we entered into a Consent, Amendment and Waiver letter agreement with the holders of the Existing Notes (the “Consent”) to permit the Private Placement, to amend certain covenants and provisions of the Existing Notes and other documents entered into in connection with the January 2007 Private Placement, and to make certain other clarifying amendments. The Consent is binding upon the receipt of executed consents from all of the holders of the Existing Notes and the closing of the initial sale of Notes and Warrants in the aggregate notional principal amount of approximately $3,294,030. We also agreed to reimburse certain investors in the January 2007 Private Placement for up to an aggregate of $42,500 for their legal fees and expenses actually incurred in connection with the Consent and related security arrangements.

The following is a summary of the material waivers and amendments with respect to the January 2007 Private Placement agreements:

Existing Notes

•

The holders of the Existing Notes (the “Existing Holders”) waived events of default in the Existing Notes that might otherwise have resulted from consummation of the Private Placement and the other transactions contemplated by the Consent.

•	The definition of “EBITDA Target” in the Existing Notes was amended to change the dollar amount of certain of the quarterly EBITDA Targets.

•	Violations of certain sections of the Notes issued in the Private Placement regarding ranking, subordination, waiver and amendment were added as events of default under the Existing Notes.

•

The definition of “Event of Default” was amended to clarify that an event of default will occur if there is a period in excess of an aggregate of 30 trading days during which a registration statement covering the amount of registrable securities required by the Registration Rights Agreement entered into in the January 2007 Private Placement was not available for use by the holders of registrable securities, as opposed to any period during which a registration statement covering all of the shares of common stock underlying all of the Existing Notes and related warrants was not available for use.

•

The Existing Notes were amended to provide that there will be no adjustments to the conversion price with respect to the issuance of securities pursuant to any penalty, anti-dilution or similar requirements associated with securities issued or agreements that were entered into on or prior to January 12, 2007.

•

The rights of the holders of the Existing Notes to require us to prepay the Existing Notes following the release of our annual earnings was delayed by one year. As amended, these holders may require us to prepay the Existing Notes in full, subject to certain exceptions, when we release our 2008 and 2009 annual financial results. Furthermore, the exception to this prepayment right was amended to decrease the daily dollar average trading volume requirement for the common stock from $500,000 to $225,000.

January 2007 Securities Purchase Agreement

The parties to the Securities Purchase Agreement entered into in connection with the January 2007 Private Placement agreed to the following amendments and waivers:

•

our obligation to reserve shares of common stock equal to at least 120% of the number of shares of common stock underlying the Existing Notes and the related warrants was reduced to 100% of such shares;

•	as they relate to the Private Placement, the covenants in the Securities Purchase Agreement that would have prohibited us from consummating the Private Placement were waived; and

•	the covenant prohibiting amendments to our Articles of Incorporation was waived to permit us to increase our maximum authorized number of shares of common stock.

The Consent also made certain other clarifying and conforming amendments to this Securities Purchase Agreement.

January 2007 Registration Rights Agreement

The parties to the Registration Rights Agreement entered into in connection with the January 2007 Private Placement agreed to delete the requirement that we must register an additional 20% of the registrable securities which a holder elects to have registered. Other clarifying amendments were made to the provisions of this Registration Rights Agreement.

Guarantee Agreement

To permit the Private Placement, the holders of the Existing Notes waived the restriction set forth in the Guarantee Agreement, dated as of January 12, 2007 (the “Guarantee Agreement”), that we and our subsidiaries could not create, incur, assume or permit to exist, any lien on any of our or our subsidiaries’ assets.

Supplement to Guarantee Agreement

Pursuant to the Guarantee Agreement, our subsidiaries that are parties to this agreement unconditionally guaranteed our obligations to the Existing Holders under the Existing Notes and the other January 2007 Private Placement transaction documents. By October 19, 2007, all of our subsidiaries that are not already parties to the Guarantee Agreement will be required to be added as guarantors under the Guarantee Agreement pursuant to Supplement No. 1 to the Guarantee Agreement, dated as of September 19, 2007.

Security Agreements

As consideration for the amendments, consents and waivers made and granted by the Consent, we, certain of our subsidiaries and the Existing Holders entered into the Security Agreement (the “Security Agreement”), dated as of September 19, 2007, and two of our wholly owned subsidiaries and the Existing Holders entered into the Patents, Trademarks, and Copyrights Security Agreement (the “IP Security Agreement” and together with the “Security Agreement, the “Security Agreements”), dated as of September 19, 2007. By October 19, 2007, all of our subsidiaries will be required to be parties to the Security Agreement.

Pursuant to the terms of the Security Agreements, we and our subsidiaries that are parties to the agreements unconditionally and irrevocably granted to the Existing Holders a continuing and perfected first priority security interest in and to, and a lien upon, all of their interest in our assets, including our intellectual property, except for our 25% interest in Bio Pad Ltd. We have agreed to use commercially reasonable efforts to obtain the consents, approvals or authorizations required under the terms of the Shareholders’ Agreement, dated September 23, 2005, by and among Bio Pad and the shareholders thereof to grant a full pledge of the equity interests in Bio Pad.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information contained in Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 2.03.

On September 19, 2007, in connection with the Private Placement described in Item 1.01 above, we issued Notes in the aggregate notional principal amount of approximately $3,294,030, after converting the principal amount of the Euro-denominated Notes into U.S. dollars.

In addition, on September 19, 2007, as described in Item 1.01 above, all of our subsidiaries that were not already parties to the Guarantee Agreement were, or by October 19, 2007 will be, added as guarantors of our obligations under the Existing Notes and the other January 2007 Private Placement transaction documents.

Also as described above, on September 19, 2007, we and our subsidiaries entered into the Security Agreements with the Existing Holders to secure the complete and timely payment, performance and discharge in full, of all such obligations.

Item 3.02	Unregistered Sales of Equity Securities.

The applicable information contained in Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 3.02.

On September 19, 2007, we sold Notes denominated in U.S. dollars in the aggregate amount of $1.38 million, Notes denominated in Euros in the aggregate amount of €1.39 million (which is equivalent to approximately $1,914,030) and Warrants to purchase, in the aggregate, up to 5,929,254 shares of shares of common stock as described in Item 1.01 above.

The terms of the Notes and Warrants, including, but not limited to, the terms of conversion of and exercise into shares of common stock, as applicable, are described in Item 1.01 above. We offered and sold all of these Notes and Warrants, and shares of common stock underlying such securities, in the Private Placement to investors who were not “U.S. Persons” as defined in Regulation S of the Securities Act or investors who were “accredited investors,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

Offers and sales of securities in the United States in connection with the Private Placement were effected without registration under the Securities Act in reliance upon the exemption provided by Rule 506 and/or Section 4(2) thereunder. We believe that such offers and sales were exempt from registration under Section 4(2) of the Securities Act and/or Rule 506 thereunder because the subject securities were sold to a limited group of persons, each of whom was believed to have been (i) either an accredited investor or a sophisticated investor at the time of the sale and had a pre-existing business or personal relationship with us, our management or a placement agent engaged by us, and (ii) purchasing the securities for investment without a view to resale or further distribution. Restrictive legends stating that the securities may not be offered and sold in the United States absent registration under the Securities Act or an applicable exemption therefrom were placed on certificates evidencing the securities and/or agreements relating thereto. We believe that no form of general solicitation or general advertising was made in connection with the offer or sale of these securities. The filing of this report shall not constitute an offer to sell, or a solicitation of an offer to buy, any of our securities.

Offers and sales made outside the United States in connection with the Private Placement were effected without registration under the Securities Act in reliance upon Regulation S promulgated thereunder, because the subject securities were sold to persons believed not to have been “U.S. Persons” as defined in Regulation S, and in compliance with the other terms and conditions of Regulation S. Restrictive legends were placed on certificates evidencing the common stock and/or agreements relating to the right to purchase such shares. We believe that no form of directed selling efforts, as defined in Regulation S, was used in the offer or sale of these securities. Certain sales of securities to purchasers outside the United States may have been made in reliance upon Rule 506 of Regulation D and/or Section 4(2) of the Securities Act in lieu of Regulation S, under the factual circumstances stated in the preceding paragraph.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
4.1	Form of 6.5% Senior Convertible Promissory Note, Series B, due September 19, 2012, dated as of September 19, 2007, issued by Synova Healthcare Group, Inc., as maker.

4.2	Form of Common Stock Purchase Warrant, dated as of September 19, 2007, issued by Synova Healthcare Group, Inc.

Exhibit No.	Description
4.3	Form of Securities Purchase Agreement, dated as of September 19, 2007, by and among Synova Healthcare Group, Inc. and each of the purchaser signatories thereto.

10.1	Security Agreement, dated as of September 19, 2007, by and among Synova Healthcare Group, Inc., Synova Healthcare, Inc., Synova Pre-Natal Healthcare, Inc., Allendale Pharmaceuticals, Inc., Todays Womencare Company, and each of the holders of the 6.5% Senior Convertible Promissory Notes due January 12, 2012.

10.2	Patents, Trademarks, and Copyrights Security Agreement, dated as of September 19, 2007, by and among Synova Healthcare, Inc., Todays Womencare Company, and each of the holders of the 6.5% Senior Convertible Promissory Notes due January 12, 2012.

10.3	Supplement No. 1, dated as of September 19, 2007, to the Guarantee Agreement, dated as of January 12, 2007, by and among Synova Healthcare Group, Inc., Synova Healthcare, Inc., Synova Pre-Natal Healthcare, Inc., Allendale Pharmaceuticals, Inc., Todays Womencare Company, and each of the purchaser signatories thereto.

10.4.1	Form of Consent, Amendment and Waiver Letter Agreement between Synova Healthcare Group, Inc. and certain of the holders of the 6.5% Senior Convertible Promissory Notes due January 12, 2012.

10.4.2	Consent, Amendment and Waiver Letter Agreement between Synova Healthcare Group, Inc. and Plainfield Direct Inc.

10.4.3	Consent, Amendment and Waiver Letter Agreement between Synova Healthcare Group, Inc. and Castlerigg Master Investments Ltd.

99.1	Press Release of Synova Healthcare Group, Inc., issued on September 20, 2007, as to the private placement of the 6.5% Senior Convertible Promissory Note, Series B, due September 19, 2012, and related Common Stock Purchase Warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2007

SYNOVA HEALTHCARE GROUP, INC.

By:	/s/ Stephen E. King
Name:	Stephen E. King
Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of 6.5% Senior Convertible Promissory Note, Series B, due September 19, 2012, dated as of September 19, 2007, issued by Synova Healthcare Group, Inc., as maker.

4.2	Form of Common Stock Purchase Warrant, dated as of September 19, 2007, issued by Synova Healthcare Group, Inc.

4.3	Form of Securities Purchase Agreement, dated as of September 19, 2007, by and among Synova Healthcare Group, Inc. and each of the purchaser signatories thereto.

10.1	Security Agreement, dated as of September 19, 2007, by and among Synova Healthcare Group, Inc., Synova Healthcare, Inc., Synova Pre-Natal Healthcare, Inc., Allendale Pharmaceuticals, Inc., Todays Womencare Company, and each of the holders of the 6.5% Senior Convertible Promissory Notes due January 12, 2012.

10.2	Patents, Trademarks, and Copyrights Security Agreement, dated as of September 19, 2007, by and among Synova Healthcare, Inc., Todays Womencare Company, and each of the holders of the 6.5% Senior Convertible Promissory Notes due January 12, 2012.

10.3	Supplement No. 1, dated as of September 19, 2007, to the Guarantee Agreement, dated as of January 12, 2007, by and among Synova Healthcare Group, Inc., Synova Healthcare, Inc., Synova Pre-Natal Healthcare, Inc., Allendale Pharmaceuticals, Inc., Todays Womencare Company, and each of the purchaser signatories thereto.

10.4.1	Form of Consent, Amendment and Waiver Letter Agreement between Synova Healthcare Group, Inc. and certain of the holders of the 6.5% Senior Convertible Promissory Notes due January 12, 2012.

10.4.2	Consent, Amendment and Waiver Letter Agreement between Synova Healthcare Group, Inc. and Plainfield Direct Inc.

10.4.3	Consent, Amendment and Waiver Letter Agreement between Synova Healthcare Group, Inc. and Castlerigg Master Investments Ltd.

99.1	Press Release of Synova Healthcare Group, Inc., issued on September 20, 2007, as to the private placement of the 6.5% Senior Convertible Promissory Note, Series B, due September 19, 2012, and related Common Stock Purchase Warrants.